EXHIBIT 23.1 - CONSENT OF MAULDIN & JENKINS, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statements (File Numbers 333-111706 and 333-27127) on Form S-8 of Appalachian Bancshares, Inc. of our report dated February 10, 2006 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Appalachian Bancshares, Inc. for the year ended December 31, 2005.

/s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
March 30, 2006